NEWS
Keith Siegner
Vice President, Investor Relations, M&A and Treasurer

Yum! Brands Reports Second-Quarter Results;
Significant Improvement from Early Quarter Lows with Strong Digital and Delivery Momentum;
System Sales Decline of (12)% with a Same-Store Sales Decline of (15)% Offset by 3% Net Unit Growth

Louisville, KY (July 30, 2020) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second-quarter ended June 30, 2020. Worldwide system sales excluding foreign currency translation declined (12)%, with a (15)% same-store sales decline and 3% net-new unit growth. Second-quarter GAAP EPS was $0.67, a decrease of (27)% over the prior year quarter. Second-quarter EPS excluding Special Items was $0.82, a decrease of (12)% over the prior year quarter.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “While second-quarter results were meaningfully impacted by COVID-19, I couldn’t be prouder of how our brands adapted with remarkable agility, leveraging consumer insights and digitally enabled off-premise capabilities to adjust operations, menu options and marketing across the globe. Digital sales were a big driver of the dramatic improvement in sales from the initial impact of COVID-19, reaching an all-time high of $3.5 billion for the quarter, an increase of more than $1 billion over the prior year. World-class operations, including rapid implementation of contactless options, supported a steady pace of store reopening through the quarter, with approximately 95% of our global system restaurants now at least partially open. Same-store sales trends for open stores stabilized in June just a few points short of flat, despite the majority of our dining rooms still remaining closed, and these trends have continued into July.

As we continue to reopen our restaurants across the globe, we remain focused on our Recipe for Growth and Good strategy and on ensuring customers can access our delicious food in a safe, low-contact manner with outstanding value. Leveraging our scale and capabilities as the world’s largest restaurant company, our four iconic brands are optimally positioned to drive profitable system sales growth in the new customer environment. While COVID-19 has presented incredible challenges for the entire restaurant industry, I remain confident in the power and resiliency of our unique and highly diversified global business model and that we will emerge an even stronger growth company for all our stakeholders.”

SECOND-QUARTER HIGHLIGHTS

•	Worldwide system sales excluding foreign currency translation declined (12)%, with KFC at (18)%, Pizza Hut at (10)% and Taco Bell at (6)%.

•	We reported 3% year-over-year net unit growth and net units declined (118) during the quarter.

•
We recorded $84 million of pre-tax investment income related to the change in fair value of our investment in Grubhub, which resulted in a $0.21 benefit to EPS on the second-quarter. As we recorded $24 million of pre-tax investment income in the second-quarter of 2019 for a $0.06 benefit to EPS, our Grubhub investment favorably impacted year-over-year EPS growth by $0.15.

•	Foreign currency translation unfavorably impacted divisional operating profit by $6 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net-New Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	(18)	(21)	+6	(41)	(40)
Pizza Hut Division	(10)	(9)	(1)	(9)	(8)
Taco Bell Division	(6)	(8)	+4	(3)	(3)
Worldwide[1]	(12)	(15)	+3	(36)	(25)

	Second-Quarter			Year-to-Date
	2020	2019	% Change	2020	2019	% Change
GAAP EPS	$0.67	$0.92	(27)	$0.94	$1.75	(46)
Special Items EPS[2]	$(0.15)	$(0.01)	NM	$(0.52)	$(0.01)	NM
EPS Excluding Special Items	$0.82	$0.93	(12)	$1.46	$1.76	(17)
1 Worldwide system sales ex F/X and net-new units include the benefit of our acquisition of Habit Burger Grill on March 18, 2020. Same-store sales reflects the inclusion of Habit Burger Grill in the prior year base.
2 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	24,390	23,118	+6	N/A	24,390	23,118	+6	N/A
System Sales ($MM)	5,288	6,648	(20)	(18)	11,575	13,195	(12)	(10)
Same-Store Sales Growth (%)	(21)	+6	NM	NM	(15)	+5	NM	NM
Franchise and Property Revenues ($MM)	251	332	(24)	(22)	566	655	(14)	(11)
Operating Profit ($MM)	153	261	(41)	(40)	377	497	(24)	(22)
Operating Margin (%)	37.4	44.7	(7.3)	(7.8)	38.7	43.2	(4.5)	(4.8)

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(23)	+8	(12)	+4
Same-Store Sales Growth	(27)	+7	(18)	+2

•	KFC Division opened 234 gross new restaurants in 36 countries.

•
Operating margin decreased 7.3 percentage points driven by lower same-store sales, higher bad debt expense and lower company restaurant margins due to COVID-19, partially offset by net-new unit growth.

•	Foreign currency translation unfavorably impacted operating profit by $5 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	27%	(6)	(10)
United States	16%	+8	+4
Asia	12%	(11)	(4)
Russia, Central & Eastern Europe	8%	(41)	(19)
Australia	7%	(3)	+3
United Kingdom	6%	(58)	(23)
Western Europe	6%	(34)	(20)
Latin America	5%	(41)	(19)
Africa	4%	(58)	(24)
Middle East / Turkey / North Africa	4%	(48)	(23)
Canada	2%	(4)	(3)
Thailand	2%	(15)	(5)
India	1%	(74)	(40)

1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	18,326	18,515	(1)	N/A	18,326	18,515	(1)	N/A
System Sales ($MM)	2,753	3,098	(11)	(10)	5,554	6,229	(11)	(10)
Same-Store Sales Growth (%)	(9)	+2	NM	NM	(10)	+1	NM	NM
Franchise and Property Revenues ($MM)	126	143	(12)	(11)	259	288	(10)	(10)
Operating Profit ($MM)	87	96	(9)	(8)	163	193	(15)	(14)
Operating Margin (%)	36.8	38.7	(1.9)	(1.9)	34.8	39.4	(4.6)	(4.6)

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	(18)	+1	(15)	(3)
Same-Store Sales Growth	(19)	+5	(17)	(1)

•	Pizza Hut Division opened 70 gross new restaurants in 14 countries.

•	Operating margin decreased 1.9 percentage points driven by lower same-store sales, partially offset by U.S. franchise bad debt recoveries.

•	Foreign currency translation unfavorably impacted operating profit by $1 million.

•	Pizza Hut U.S. off-premise channel generated 21% same-store sales growth when excluding closed Express units, or 16% same-store sales growth when including closed Express units.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	42%	+1	(3)
China	17%	(12)	(25)
Asia	13%	+8	+8
Latin America / Spain / Portugal	11%	(37)	(21)
Europe (excluding Spain & Portugal)	9%	(32)	(19)
Middle East / Turkey / North Africa	4%	(46)	(25)
Canada	2%	+18	+11
India	1%	(66)	(38)
Africa	<1%	(38)	(11)
1Refer to investors.yum.com under Financial Reports for a list of the countries within each of the markets.
2Reflects Full Year 2019.

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2020	2019	Reported	Ex F/X	2020	2019	Reported	Ex F/X
Restaurants	7,400	7,136	+4	N/A	7,400	7,136	+4	N/A
System Sales ($MM)	2,564	2,727	(6)	(6)	5,160	5,233	(1)	(1)
Same-Store Sales Growth (%)	(8)	+7	NM	NM	(4)	+6	NM	NM
Franchise and Property Revenues ($MM)	147	158	(7)	(6)	295	302	(2)	(2)
Operating Profit ($MM)	154	159	(3)	(3)	298	297	Even	Even
Operating Margin (%)	34.4	33.2	1.2	1.2	33.0	32.1	0.9	0.9

•	Taco Bell Division opened 22 gross new restaurants in 4 countries.

•	Operating margin increased 1.2 percentage points due to lower general and administrative and franchise and property expenses, partially offset by the impact of same-store sales declines.

HABIT BURGER GRILL DIVISION

•	The Habit Burger Grill Division same-store sales declined 18% during the second-quarter.

•	The Habit Burger Grill Division opened 2 gross new restaurants in the U.S.

OTHER ITEMS

•	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

•	Digital sales include orders placed on mobile device, Internet and kiosk.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time July 30, 2020. The number is 877/871-3172 for U.S. callers, 412/902-6603 for international callers, conference ID 9876991.
The call will be available for playback beginning at 10:00 a.m. Eastern Time July 30, 2020 through August 6, 2020. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 10145598.
The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2020 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 50,000 restaurants in more than 150 countries and territories primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2019, Yum! Brands was named to the Dow Jones Sustainability North America Index and in 2020, the company ranked among the top 100 Best Corporate Citizens by 3BL Media.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, M&A and Treasurer at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Senior Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/20	6/30/19	B/(W)	6/30/20	6/30/19	B/(W)
Revenues
Company sales	$403	$359	12	$758	$692	10
Franchise and property revenues	525	633	(17)	1,121	1,245	(10)
Franchise contributions for advertising and other services	270	318	(15)	582	627	(7)
Total revenues	1,198	1,310	(9)	2,461	2,564	(4)

Costs and Expenses, Net
Company restaurant expenses	349	286	(22)	647	558	(16)
General and administrative expenses	259	198	(30)	467	409	(14)
Franchise and property expenses	36	38	5	94	81	(17)
Franchise advertising and other services expense	264	315	16	574	616	7
Refranchising (gain) loss	(8)	(4)	82	(21)	(10)	NM
Other (income) expense	(2)	6	NM	150	6	NM
Total costs and expenses, net	898	839	(7)	1,911	1,660	(15)

Operating Profit	300	471	(36)	550	904	(39)
Investment (income) expense, net	(91)	(25)	NM	(57)	(9)	NM
Other pension (income) expense	2	—	NM	5	3	(57)
Interest expense, net	132	119	(10)	250	234	(7)
Income before income taxes	257	377	(32)	352	676	(48)
Income tax provision	51	88	42	63	125	50
Net Income	$206	$289	(29)	$289	$551	(48)

Basic EPS
EPS	$0.68	$0.94	(28)	$0.96	$1.79	(47)
Average shares outstanding	303	307	1	302	307	2

Diluted EPS
EPS	$0.67	$0.92	(27)	$0.94	$1.75	(46)
Average shares outstanding	307	314	2	307	314	2

Dividends declared per common share	$0.47	$0.42		$0.94	$0.84

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/20	6/30/19	B/(W)	6/30/20	6/30/19	B/(W)

Company sales	$86	$135	(36)	$216	$260	(17)
Franchise and property revenues	251	332	(24)	566	655	(14)
Franchise contributions for advertising and other services	72	117	(38)	193	235	(18)
Total revenues	409	584	(30)	975	1,150	(15)

Company restaurant expenses	83	113	26	198	221	10
General and administrative expenses	70	75	6	143	153	6
Franchise and property expenses	29	19	(52)	62	47	(32)
Franchise advertising and other services expense	70	116	40	190	232	18
Other (income) expense	4	—	NM	5	—	NM
Total costs and expenses, net	256	323	21	598	653	8
Operating Profit	$153	$261	(41)	$377	$497	(24)

Restaurant margin	2.7%	15.8%	(13.1) ppts.	8.1%	15.0%	(6.9) ppts.

Operating margin	37.4%	44.7%	(7.3) ppts.	38.7%	43.2%	(4.5) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/20	6/30/19	B/(W)	6/30/20	6/30/19	B/(W)

Company sales	$19	$11	71	$37	$22	66
Franchise and property revenues	126	143	(12)	259	288	(10)
Franchise contributions for advertising and other services	90	92	(1)	174	179	(2)
Total revenues	235	246	(4)	470	489	(4)

Company restaurant expenses	18	10	(66)	37	21	(70)
General and administrative expenses	44	44	(2)	90	91	—
Franchise and property expenses	1	9	89	13	14	6
Franchise advertising and other services expense	87	89	2	171	172	1
Other (income) expense	(2)	(2)	NM	(4)	(2)	NM
Total costs and expenses, net	148	150	1	307	296	(3)
Operating Profit	$87	$96	(9)	$163	$193	(15)

Restaurant margin	4.5%	1.6%	2.9 ppts.	0.8%	2.7%	(1.9) ppts.

Operating margin	36.8%	38.7%	(1.9) ppts.	34.8%	39.4%	(4.6) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/20	6/30/19	B/(W)	6/30/20	6/30/19	B/(W)

Company sales	$194	$213	(9)	$392	$410	(4)
Franchise and property revenues	147	158	(7)	295	302	(2)
Franchise contributions for advertising and other services	108	109	(2)	215	213	—
Total revenues	449	480	(7)	902	925	(3)

Company restaurant expenses	147	163	10	300	316	5
General and administrative expenses	37	41	10	75	84	11
Franchise and property expenses	5	8	38	16	17	5
Franchise advertising and other services expense	107	110	3	213	212	(1)
Other (income) expense	(1)	(1)	NM	—	(1)	NM
Total costs and expenses, net	295	321	8	604	628	4
Operating Profit	$154	$159	(3)	$298	$297	—

Restaurant margin	24.5%	23.6%	0.9 ppts.	23.5%	22.8%	0.7 ppts.

Operating margin	34.4%	33.2%	1.2 ppts.	33.0%	32.1%	0.9 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 6/30/20	12/31/19
ASSETS
Current Assets
Cash and cash equivalents	$1,243	$605
Accounts and notes receivable, less allowance: $101 in 2020 and $72 in 2019	530	584
Prepaid expenses and other current assets	625	338
Total Current Assets	2,398	1,527

Property, plant and equipment, net of accumulated depreciation of $1,167 in 2020
and $1,136 in 2019	1,265	1,170
Goodwill	602	530
Intangible assets, net	344	244
Other assets	1,313	1,313
Deferred income taxes	499	447
Total Assets	$6,421	$5,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$908	$960
Income taxes payable	133	150
Short-term borrowings	434	431
Total Current Liabilities	1,475	1,541

Long-term debt	11,252	10,131
Other liabilities and deferred credits	1,802	1,575
Total Liabilities	14,529	13,247

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 301 shares issued in 2020 and 300 issued in 2019	11	—
Accumulated deficit	(7,631)	(7,628)
Accumulated other comprehensive loss	(488)	(388)
Total Shareholders' Deficit	(8,108)	(8,016)
Total Liabilities and Shareholders' Deficit	$6,421	$5,231
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/20	6/30/19
Cash Flows - Operating Activities
Net Income	$289	$551
Depreciation and amortization	53	54
Impairment and closure (income) expenses	146	1
Refranchising (gain) loss	(21)	(10)
Investment (income) expense, net	(57)	(9)
Contributions to defined benefit pension plans	(1)	(11)
Deferred income taxes	(20)	—
Share-based compensation expense	29	31
Changes in accounts and notes receivable	4	7
Changes in prepaid expenses and other current assets	(26)	(24)
Changes in accounts payable and other current liabilities	(76)	(171)
Changes in income taxes payable	(49)	(36)
Other, net	91	78
Net Cash Provided by Operating Activities	362	461

Cash Flows - Investing Activities
Capital spending	(67)	(76)
Acquisition of The Habit Restaurants, Inc.	(408)	—
Proceeds from refranchising of restaurants	3	25
Other, net	—	(1)
Net Cash Used in Investing Activities	(472)	(52)

Cash Flows - Financing Activities
Proceeds from long-term debt	600	—
Repayments of long-term debt	(41)	(40)
Revolving credit facilities, three months or less, net	575	157
Short-term borrowings by original maturity
More than three months - proceeds	85	48
More than three months - payments	(90)	(44)
Three months or less, net	—	—
Repurchase shares of Common Stock	—	(305)
Dividends paid on Common Stock	(283)	(257)
Debt issuance costs	(7)	—
Other, net	(31)	(51)
Net Cash Provided by (Used in) Financing Activities	808	(492)
Effect of Exchange Rate on Cash and Cash Equivalents	(18)	(2)
Net Increase (Decrease) in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	680	(85)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	768	474
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,448	$389

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•	Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d), (e), (f) and (g) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/20	6/30/19	6/30/20	6/30/19
Detail of Special Items
Refranchising gain (loss)(b)	$3	$4	$6	$10
Costs associated with acquisition and integration of Habit Burger Grill(c)	(3)	—	(9)	—
Impairment of Habit Burger Grill goodwill(d)	—	—	(139)	—
Unlocking Opportunity Initiative contribution(e)	(50)	—	(50)	—
Other Special Items Expense(f)	(4)	(9)	(7)	(11)
Special Items Income (Expense) - Operating Profit	(54)	(5)	(199)	(1)
Interest expense, net(f)	—	(2)	—	(2)
Special Items Income (Expense) before Income Taxes	(54)	(7)	(199)	(3)
Tax Benefit (Expense) on Special Items(g)	7	3	40	2
Special Items Income (Expense), net of tax	$(47)	$(4)	$(159)	$(1)
Average diluted shares outstanding	307	314	307	314
Special Items diluted EPS	$(0.15)	$(0.01)	$(0.52)	$(0.01)

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$300	$471	$550	$904
Special Items Income (Expense)	(54)	(5)	(199)	(1)
Foreign Currency Impact on Divisional Operating Profit	(6)	N/A	(12)	N/A
Core Operating Profit	$360	$476	$761	$905

KFC Division
GAAP Operating Profit	$153	$261	$377	$497
Foreign Currency Impact on Divisional Operating Profit	(5)	N/A	(10)	N/A
Core Operating Profit	$158	$261	$387	$497

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	6/30/20	6/30/19	6/30/20	6/30/19
Pizza Hut Division
GAAP Operating Profit	$87	$96	$163	$193
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	(2)	N/A
Core Operating Profit	$88	$96	$165	$193

Taco Bell Division
GAAP Operating Profit	$154	$159	$298	$297
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$154	$159	$298	$297

Habit Burger Grill Division
GAAP Operating Profit	$(6)	N/A	$(8)	N/A
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$(6)	N/A	$(8)	N/A

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$0.67	$0.92	$0.94	$1.75
Special Items Diluted EPS	(0.15)	(0.01)	(0.52)	(0.01)
Diluted EPS excluding Special Items	$0.82	$0.93	$1.46	$1.76

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	19.8%	23.3%	17.8%	18.5%
Impact on Tax Rate as a result of Special Items	1.0%	(0.4)%	(0.9)%	(0.2)%
Effective Tax Rate excluding Special Items	18.8%	23.7%	18.7%	18.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/30/2020	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$409	$235	$449	$105	$—	$1,198

Company restaurant expenses	83	18	147	101	—	349
General and administrative expenses	70	44	37	10	98	259
Franchise and property expenses	29	1	5	—	1	36
Franchise advertising and other services expense	70	87	107	—	—	264
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	4	(2)	(1)	—	(3)	(2)
Total costs and expenses, net	256	148	295	111	88	898
Operating Profit (Loss)	$153	$87	$154	$(6)	$(88)	$300

Quarter Ended 6/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$584	$246	$480	$—	$1,310

Company restaurant expenses	113	10	163	—	286
General and administrative expenses	75	44	41	38	198
Franchise and property expenses	19	9	8	2	38
Franchise advertising and other services expense	116	89	110	—	315
Refranchising (gain) loss	—	—	—	(4)	(4)
Other (income) expense	—	(2)	(1)	9	6
Total costs and expenses, net	323	150	321	45	839
Operating Profit (Loss)	$261	$96	$159	$(45)	$471

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2020	KFC	Pizza Hut	Taco Bell	Habit Burger	Corporate and Unallocated	Consolidated
Total revenues	$975	$470	$902	$114	$—	$2,461

Company restaurant expenses	198	37	300	111	1	647
General and administrative expenses	143	90	75	11	148	467
Franchise and property expenses	62	13	16	—	3	94
Franchise advertising and other services expense	190	171	213	—	—	574
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	5	(4)	—	—	149	150
Total costs and expenses, net	598	307	604	122	280	1,911
Operating Profit	$377	$163	$298	$(8)	$(280)	$550

Year to Date 6/30/2019	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,150	$489	$925	$—	$2,564

Company restaurant expenses	221	21	316	—	558
General and administrative expenses	153	91	84	81	409
Franchise and property expenses	47	14	17	3	81
Franchise advertising and other services expense	232	172	212	—	616
Refranchising (gain) loss	—	—	—	(10)	(10)
Other (income) expense	—	(2)	(1)	9	6
Total costs and expenses, net	653	296	628	83	1,660
Operating Profit	$497	$193	$297	$(83)	$904

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended June 30, 2020 and 2019 are preliminary.

(b)
We have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during the quarters and years to date ended June 30, 2020 and 2019 as Special Items primarily include true-ups to refranchising gains and losses recorded prior to December 31, 2018.

During the quarters ended June 30, 2020 and 2019, we recorded net refranchising gains of $3 million and $4 million, respectively, that have been reflected as Special Items.

During the years to date ended June 30, 2020 and 2019, we recorded net refranchising gains of $6 million and $10 million, respectively, that have been reflected as Special Items.

Additionally, during the quarter and year to date ended June 30, 2020 we recorded refranchising gains of $5 million and $15 million, respectively, that have not been reflected as Special Items. These gains relate to the refranchising of restaurants in 2020 that were not part of our aforementioned plans to achieve 98% franchise ownership.

(c)
During the quarter and year to date ended June 30, 2020, we recorded Special Item charges of $3 million and $9 million, respectively, related to the acquisition and integration of The Habit Restaurants, Inc. ("Habit").

(d)
On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. During the first-quarter of 2020 the operation of substantially all Habit restaurants was impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, we recorded a goodwill impairment charge of $139 million to Other (income) expense, which has been reflected as a Special Item. We have also reflected the tax benefit of this impairment charge of $32 million as a Special Item.

(e)
On June 24, 2020, the Yum! Brands, Inc. Board of Directors approved the establishment of the Company’s new global “Unlocking Opportunity Initiative” including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities.  The Company recorded a Special Item charge of $50 million in the quarter ended June 30, 2020 related to a contribution made to the Yum Foundation as part of these efforts and investment.

(f)
During the quarter ended June 30, 2019 we recorded charges of $8 million and $2 million to Other (income) expense and Interest expense, net, respectively, related to cash payments in excess of our recorded liability to settle contingent consideration associated with our acquisition of the KFC Turkey and Pizza Hut Turkey businesses in 2013. Consistent with prior adjustments to the recorded contingent consideration we have reflected this as a Special Item.

(g)	Tax Expense on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.